UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

Stone Point Credit Corporation

(Exact Name of Registrant as Specified in its Charter)

delaware	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Investor Commitments:

As of January 26, 2024, Stone Point Credit Corporation (the “Company”) had received capital commitments of $1,472.1 million, of which $501.9 million remained unfunded.

As of December 31, 2023, the Company had received capital commitments of $1,282.1 million, of which $311.9 million remained unfunded.

Investment Activity – For the Quarter Ended December 31, 2023:

For the three months ended December 31, 2023, the Company made new investment commitments of approximately $149.4 million. New investment commitments were made across 7 new and 2 existing portfolio companies and were comprised of 100% first lien debt.

For the three months ended December 31, 2023, the principal amount of new investments funded was $151.3 million. For this period, the aggregate principal amount of exits and repayments was $96.1 million.

Investment Activity – For the Year Ended December 31, 2023:

For the year ended December 31, 2023, the Company made new investment commitments of approximately $510.6 million. New investment commitments were made across 18 new and 11 existing portfolio companies and were comprised of 95% first lien debt and 5% unsecured notes.

For the year ended December 31, 2023, the principal amount of new investments funded was $492.9 million. For this period, aggregate principal amount of exits and repayments was $229.4 million.

Portfolio Summary – as of December 31, 2023:

As of December 31, 2023, the Company had investments in 74 portfolio companies with aggregate investment commitments of $2.3 billion based on par value and aggregate investments funded of $2.0 billion based on par value. The average investment commitment size in each portfolio company was $30.7 million based on par value.

As of December 31, 2023, the Company’s portfolio based on fair value consisted of 86% first lien debt, 8% second lien debt, 4% unsecured notes and 2% equity investments. In addition, approximately 95% of the Company’s investments based on fair value bore interest at floating rates.

As of December 31, 2023, the industry composition of the Company’s investments based on fair value was as follows:

Capital Markets	4.7%
Diversified Consumer Services	0.6%
Financial Services	10.8%
Health Care Providers & Services	13.0%
Health Care Technology	6.2%
Insurance	22.3%
IT Services	12.1%
Professional Services	13.0%
Real Estate Management & Development	2.5%
Software	14.8%
Total	100.0%

As of December 31, 2023, the median EBITDA of our portfolio companies was $102 million.

As of December 31, 2023, the weighted average spread on floating rate investments was 6.1% and the weighted average yield to maturity on all investments was 12.2%(1).

As of December 31, 2023, the Company did not have any investments on non-accrual status.

(1)	Weighted average yield to maturity is calculated by weighting the yield to maturity of each investment by its funded par amount as of December 31, 2023. Yield to maturity is calculated inclusive of a portfolio company’s spread, actual reference rate in effect as of December 31, 2023 and original issue discount through maturity and excludes any upfront fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: January 30, 2024	By:	/s/ Gene Basov
	Name:	Gene Basov
	Title:	Chief Financial Officer